Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-164537) pertaining to the Chesapeake Lodging Trust Equity Plan of our report dated July 30, 2010, with respect to the financial statements of Boston Marriott Newton included in this Form 8-K for the periods from July 16, 2009 through December 31, 2009, January 3, 2009 through July 15, 2009, and for the fiscal year ended January 2, 2009.

McLean, Virginia	/s/ Ernst & Young LLP
August 2, 2010